Exhibit 99.1

NEWS RELEASE

Contacts:

Amy von Walter	Jeff Warren
Public Relations	Investor Relations
+1-763-505-3780	+1-763-505-2696

FOR IMMEDIATE RELEASE

MEDTRONIC REPORTS FOURTH QUARTER EARNINGS

•	Revenue of $4.3 Billion Grew 4% on a Constant Currency Basis; 3% as Reported
•	Non-GAAP Diluted EPS Growth of 10%; GAAP Diluted EPS Growth of 31%
•	U.S. Drug-Eluting Stent Revenue of $80 Million Grew 57% on Impressive Resolute™ Integrity® Launch, Doubling U.S. Market Share
•	Emerging Market Revenue Grew 20% on a Constant Currency Basis; 19% as Reported
•	Company Sets Initial FY13 Revenue Growth Outlook and EPS Guidance

MINNEAPOLIS – May 22, 2012 – Medtronic, Inc. (NYSE: MDT) today announced financial results for its fourth quarter and fiscal year ended April 27, 2012.

The company reported worldwide fourth quarter revenue of $4.297 billion, compared to the $4.167 billion reported in the fourth quarter of fiscal year 2011, an increase of 4 percent on a constant currency basis after adjusting for a $42 million negative foreign currency impact or 3 percent as reported. As reported, fourth quarter net earnings were $991 million, or $0.94 per diluted share, an increase of 28 percent and 31 percent, respectively, over the same period in the prior year. As detailed in the attached table, fourth quarter net earnings and diluted earnings per share on a non-GAAP basis were

$1.036 billion and $0.99, an increase of 7 percent and 10 percent, respectively, over the same period in the prior year.

The company reported fiscal year 2012 revenue of $16.184 billion, an increase of 3 percent on a constant currency basis after adjusting for a $273 million positive foreign currency impact or 4 percent as reported. As reported, fiscal year 2012 net earnings were $3.617 billion or $3.41 per diluted share, an increase of 17 percent and 19 percent, respectively. As detailed in the attached table, fiscal year 2012 non-GAAP net earnings and diluted earnings per share were $3.666 billion and $3.46, an increase of 1 percent and 3 percent, respectively.

Fiscal year 2012 international revenue of $7.356 billion grew 7 percent on a constant currency basis or 11 percent as reported. Fourth quarter international revenue of $1.998 billion increased 7 percent on a constant currency basis or 5 percent as reported. International sales accounted for 46 percent of Medtronic’s worldwide revenue in the quarter. Emerging market revenue of $463 million increased 20 percent on a constant currency basis or 19 percent as reported and now represents 11 percent of company revenue.

“I am pleased with our improved revenue growth this quarter in a dynamic healthcare environment,” said Omar Ishrak, Medtronic chairman and chief executive officer. “Our growth was broad-based across our businesses and geographies, including strong U.S. launches of the Resolute™ Integrity® drug-eluting stent and RestoreSensor® spinal cord stimulator and strong growth in emerging markets. As we continue to focus on innovation, globalization, and execution, I see many opportunities for improved growth.”

Cardiac and Vascular Group

The Cardiac and Vascular Group at Medtronic includes the Cardiac Rhythm Disease Management (CRDM) and CardioVascular businesses. The Group had worldwide sales in the quarter of $2.253 billion, representing an increase of 4 percent on a constant currency basis or 3 percent as reported. Cardiac and Vascular Group international sales of $1.288 billion increased 5 percent on a constant currency basis or 3 percent as reported. Group revenue performance was driven by Coronary, Transcatheter Valves, Endovascular, AF Solutions, Renal Denervation, and Peripheral, partially offset by small declines in Pacing and Implantable Cardioverter Defibrillators (ICDs).

CRDM revenue of $1.295 billion was flat on a constant currency basis or down 2 percent as reported. Fourth quarter revenue from ICDs was $744 million, down 1 percent on a constant currency basis, while pacing revenue was $492 million, a decrease of 2 percent on a constant currency basis. Continued growth of the AF Solutions business offset weaker ICD and Pacing sales.

CardioVascular revenue of $958 million grew 10 percent on a constant currency basis or 9 percent as reported. The Coronary business grew worldwide revenue 12 percent on a constant currency basis and U.S. revenue 24 percent on the impressive launch of the Resolute™ Integrity® drug-eluting stent, resulting in a doubling of U.S. drug-eluting stent market share. The Structural Heart and Endovascular & Peripheral businesses grew worldwide revenue 7 percent and 10 percent, respectively, on a constant currency basis.

Restorative Therapies Group

The Restorative Therapies Group at Medtronic includes the Spine, Neuromodulation, Diabetes, and Surgical Technologies businesses. The Group had worldwide sales in the quarter of $2.044 billion, representing an increase of 4 percent as reported and on a constant currency basis. Group revenue was driven by solid performances in Surgical Technologies, Neuromodulation, and Diabetes, partially offset by declines in U.S. Spine. Restorative Therapies Group international sales of $710 million increased 11 percent on a constant currency basis or 9 percent as reported.

Spine revenue of $818 million declined 6 percent on a constant currency basis or declined 7 percent as reported. International sales for the Spine business increased 8 percent on a constant currency basis. Core Spine revenue of $629 million, which includes core metal constructs, interspinous process decompression devices, and balloon kyphoplasty products, declined 3 percent on a constant currency basis. Biologics revenue of $189 million declined 16 percent on a constant currency basis, driven by declines in U.S. sales of INFUSE®, partially offset by revenue growth in Other Biologics.

Neuromodulation revenue of $463 million increased 8 percent on a constant currency basis or 7 percent as reported. Growth was driven by an increase in new implants in pain stimulation, deep brain stimulation (DBS), and stimulation for incontinence indications. Growth in pain stimulation was driven by the successful U.S. and Japan launches of the RestoreSensor® spinal cord stimulator with its proprietary AdaptiveStim® technology. Sales of DBS products were driven by an increased focus on neurologist referrals. In Uro/Gastro, sales of InterStim® Therapy for both urinary and bowel indications drove growth.

Diabetes revenue of $392 million grew 8 percent on a constant currency basis or 7 percent as reported. Growth in the quarter was driven by strong sales of continuous glucose monitoring (CGM) products and consumables. The Enlite™ CGM sensor had solid growth in Europe, and the company continues to make progress on its IDE study for U.S. approval of this next generation sensor.

Surgical Technologies revenue of $371 million grew 25 percent on a constant currency basis or 24 percent as reported. Organic revenue growth accelerated to 14 percent, after adjusting for $34 million of revenue from the Advanced Energy business, consisting of the company’s Salient Surgical Technologies and PEAK Surgical acquisitions. Revenue growth was driven by strong sales of capital equipment in the ENT and Navigation businesses.

Fiscal Year 2013 Revenue Outlook and Earnings per Share Guidance

The company today provided its initial revenue outlook and diluted earnings per share (EPS) guidance for fiscal year 2013.

The company expects fiscal year 2013 revenue growth in the range of 2 to 4 percent on a constant currency basis. The company expects fiscal year 2013 diluted EPS in the range of $3.62 to $3.70, which implies EPS growth of 5 to 7 percent.

Earnings per share guidance excludes any unusual charges or gains that might occur during the fiscal year and the impact of the non-cash charge for convertible debt interest expense. The guidance provided only reflects information available to Medtronic at this time.

In closing, Ishrak said, “We are beginning to gain momentum worldwide and are optimistic about our ability to improve long-term growth as we expand globally and identify new opportunities to deliver economic value to the changing health care system.”

Webcast Information

Medtronic will host a webcast today, May 22, at 8 a.m. EDT (7 a.m. CDT), to provide information about its businesses for the public, analysts, and news media. This quarterly webcast can be accessed by clicking on the Investors link on the Medtronic home page at www.medtronic.com and this earnings release will be archived at www.medtronic.com/newsroom. Within 24 hours, a replay of the webcast and a transcript of the company’s prepared remarks will be available in the “Events & Presentations” section of the Investors portion of the Medtronic website.

About Medtronic

Medtronic, Inc., is the world’s leading medical technology company — alleviating pain, restoring health, and extending life for people with chronic disease.

This press release contains forward-looking statements related to product growth drivers, strategies for growth, regulatory developments and Medtronic’s future results of operations, which are subject to risks and uncertainties, such as competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of medical products, government regulation and general economic conditions and other risks and uncertainties described in Medtronic’s periodic reports on file with the Securities and Exchange Commission. Actual results may differ materially from anticipated results. Medtronic does not undertake to update its forward-looking statements.

Unless otherwise noted, all comparisons made in this news release are on an “as reported basis,” and not on a constant currency basis. References to quarterly figures increasing or decreasing are in comparison to the fourth quarter of fiscal year 2011, and references to annual figures increasing or decreasing are in comparison to fiscal year 2011.

-end-

MEDTRONIC, INC.

WORLD WIDE REVENUE

(Unaudited)

($ millions)

	FY11	FY11	FY11	FY11	FY11	FY12	FY12	FY12	FY12	FY12
	QTR 1	QTR 2	QTR 3	QTR 4	Total	QTR 1	QTR 2	QTR 3	QTR 4	Total
REPORTED REVENUE :

CARDIAC RHYTHM DISEASE MANAGEMENT	$1,226	$1,248	$1,221	$1,315	$5,010	$1,253	$1,268	$1,192	$1,295	$5,007
Pacing Systems	473	472	450	506	1,901	508	511	467	492	1,978
Defibrillation Systems	722	745	735	760	2,962	697	708	674	744	2,822
AF & Other	31	31	36	49	147	48	49	51	59	207

CARDIOVASCULAR	$717	$738	$774	$879	$3,109	$850	$830	$837	$958	$3,475
Coronary	342	350	370	404	1,466	389	376	382	450	1,598
Structural Heart	224	237	241	274	977	275	266	265	289	1,094
Endovascular & Peripheral	151	151	163	201	666	186	188	190	219	783

CARDIAC & VASCULAR GROUP	$1,943	$1,986	$1,995	$2,194	$8,119	$2,103	$2,098	$2,029	$2,253	$8,482

SPINAL	$829	$850	$861	$875	$3,414	$825	$839	$784	$818	$3,267
Core Spinal	622	634	626	648	2,530	610	631	596	629	2,467
Biologics	207	216	235	227	884	215	208	188	189	800

NEUROMODULATION	$370	$388	$401	$432	$1,592	$397	$421	$419	$463	$1,700

DIABETES	$312	$326	$341	$368	$1,347	$355	$367	$367	$392	$1,481

SURGICAL TECHNOLOGIES	$235	$244	$259	$298	$1,036	$266	$298	$319	$371	$1,254

RESTORATIVE THERAPIES GROUP	$1,746	$1,808	$1,862	$1,973	$7,389	$1,843	$1,925	$1,889	$2,044	$7,702

TOTAL CONTINUING OPERATIONS	$3,689	$3,794	$3,857	$4,167	$15,508	$3,946	$4,023	$3,918	$4,297	$16,184

ADJUSTMENTS :
CURRENCY IMPACT (1)						$181	$120	$13	$(42)	$273

COMPARABLE OPERATIONS (1)	$3,689	$3,794	$3,857	$4,167	$15,508	$3,765	$3,903	$3,905	$4,339	$15,911

(1)	Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on revenue. In addition, Medtronic management uses results of operations before currency translation to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP.

Note: The data in this schedule has been intentionally rounded to the nearest million and therefore the quarterly revenue may not sum to the fiscal year to date revenue.

MEDTRONIC, INC.

U.S. REVENUE

(Unaudited)

($ millions)

	FY11	FY11	FY11	FY11	FY11	FY12	FY12	FY12	FY12	FY12
	QTR 1	QTR 2	QTR 3	QTR 4	Total	QTR 1	QTR 2	QTR 3	QTR 4	Total
REPORTED REVENUE :

CARDIAC RHYTHM DISEASE MANAGEMENT	$691	$699	$651	$650	$2,690	$649	$667	$619	$650	$2,584
Pacing Systems	214	210	182	207	812	217	220	197	205	838
Defibrillation Systems	467	481	458	425	1,831	411	423	396	417	1,647
AF & Other	10	8	11	18	47	21	24	26	28	99

CARDIOVASCULAR	$241	$248	$249	$289	$1,026	$266	$264	$258	$315	$1,103
Coronary	92	96	94	101	382	90	85	82	125	383
Structural Heart	89	91	92	101	373	100	98	97	103	398
Endovascular & Peripheral	60	61	63	87	271	76	81	79	87	322

CARDIAC & VASCULAR GROUP	$932	$947	$900	$939	$3,716	$915	$931	$877	$965	$3,687

SPINAL	$631	$645	$646	$631	$2,553	$589	$599	$555	$557	$2,300
Core Spinal	439	445	431	429	1,744	398	414	390	394	1,596
Biologics	192	200	215	202	809	191	185	165	163	704

NEUROMODULATION	$261	$278	$282	$286	$1,108	$272	$295	$287	$315	$1,170

DIABETES	$203	$213	$219	$228	$863	$214	$228	$226	$238	$906

SURGICAL TECHNOLOGIES	$149	$148	$156	$179	$632	$156	$184	$200	$224	$765

RESTORATIVE THERAPIES GROUP	$1,244	$1,284	$1,303	$1,324	$5,156	$1,231	$1,306	$1,268	$1,334	$5,141

TOTAL CONTINUING OPERATIONS	$2,176	$2,231	$2,203	$2,263	$8,872	$2,146	$2,237	$2,145	$2,299	$8,828

ADJUSTMENTS :
CURRENCY IMPACT						$—	$—	$—	$—	$—

COMPARABLE OPERATIONS	$2,176	$2,231	$2,203	$2,263	$8,872	$2,146	$2,237	$2,145	$2,299	$8,828

Note: The data in this schedule has been intentionally rounded to the nearest million and therefore the quarterly revenue may not sum to the fiscal year to date revenue.

MEDTRONIC, INC.

INTERNATIONAL REVENUE

(Unaudited)

($ millions)

	FY11 QTR 1	FY11 QTR 2	FY11 QTR 3	FY11 QTR 4	FY11 Total	FY12 QTR 1	FY12 QTR 2	FY12 QTR 3	FY12 QTR 4	FY12 Total
REPORTED REVENUE :

CARDIAC RHYTHM DISEASE MANAGEMENT	$535	$549	$570	$665	$2,320	$604	$601	$573	$645	$2,423
Pacing Systems	259	262	268	299	1,089	291	291	270	287	1,140
Defibrillation Systems	255	264	277	335	1,131	286	285	278	327	1,175
AF & Other	21	23	25	31	100	27	25	25	31	108

CARDIOVASCULAR	$476	$490	$525	$590	$2,083	$584	$566	$579	$643	$2,372
Coronary	250	254	276	303	1,084	299	291	300	325	1,215
Structural Heart	135	146	149	173	604	175	168	168	186	696
Endovascular & Peripheral	91	90	100	114	395	110	107	111	132	461

CARDIAC & VASCULAR GROUP	$1,011	$1,039	$1,095	$1,255	$4,403	$1,188	$1,167	$1,152	$1,288	$4,795

SPINAL	$198	$205	$215	$244	$861	$236	$240	$229	$261	$967
Core Spinal	183	189	195	219	786	212	217	206	235	871
Biologics	15	16	20	25	75	24	23	23	26	96

NEUROMODULATION	$109	$110	$119	$146	$484	$125	$126	$132	$148	$530

DIABETES	$109	$113	$122	$140	$484	$141	$139	$141	$154	$575

SURGICAL TECHNOLOGIES	$86	$96	$103	$119	$404	$110	$114	$119	$147	$489

RESTORATIVE THERAPIES GROUP	$502	$524	$559	$649	$2,233	$612	$619	$621	$710	$2,561

TOTAL CONTINUING OPERATIONS	$1,513	$1,563	$1,654	$1,904	$6,636	$1,800	$1,786	$1,773	$1,998	$7,356

ADJUSTMENTS :
CURRENCY IMPACT (1)						$181	$120	$13	$(42)	$273

COMPARABLE OPERATIONS (1)	$1,513	$1,563	$1,654	$1,904	$6,636	$1,619	$1,666	$1,760	$2,040	$7,083

(1)	Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on revenue. In addition, Medtronic management uses results of operations before currency translation to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP.

Note: The data in this schedule has been intentionally rounded to the nearest million and therefore the quarterly revenue may not sum to the fiscal year to date revenue.

MEDTRONIC, INC.

CONSOLIDATED STATEMENTS OF EARNINGS

(Unaudited)

	Three months ended		Fiscal year ended
	April 27, 2012	April 29, 2011	April 27, 2012	April 29, 2011
	(in millions, except per share data)
Net sales	$4,297	$4,167	$16,184	$15,508

Costs and expenses:
Cost of products sold	1,047	1,007	3,889	3,700
Research and development expense	393	385	1,490	1,472
Selling, general, and administrative expense	1,462	1,404	5,623	5,427
Restructuring charges, net	87	259	87	259
Certain litigation charges, net	90	(47)	90	245
Acquisition-related items	13	14	12	14
Amortization of intangible assets	80	87	335	339
Other expense, net	48	92	364	110
Interest expense, net	46	68	149	278

Total costs and expenses	3,266	3,269	12,039	11,844

Earnings from continuing operations before income taxes	1,031	898	4,145	3,664

Provision for income taxes	143	137	730	609

Earnings from continuing operations	888	761	3,415	3,055

Discontinued operations, net of tax:
Earnings from operations of Physio-Control	—	17	32	43
Physio-Control divestiture-related costs	(17)	(2)	(34)	(2)
Deferred income tax benefit reversal	(84)	—	—	—
Gain on sale of Physio-Control	204	—	204	—

Earnings from discontinued operations	103	15	202	41

Net earnings	$991	$776	$3,617	$3,096

Basic earnings per share
Earnings from continuing operations	$0.85	$0.71	$3.24	$2.84

Net earnings	$0.95	$0.73	$3.43	$2.87

Diluted earnings per share
Earnings from continuing operations	$0.85	$0.71	$3.22	$2.82

Net earnings	$0.94	$0.72	$3.41	$2.86

Basic weighted average shares outstanding	1,042.1	1,069.5	1,053.9	1,077.4
Diluted weighted average shares outstanding	1,049.1	1,075.1	1,059.9	1,081.7

Cash dividends declared per common share	$0.2425	$0.2250	$0.9700	$0.9000

MEDTRONIC, INC.

RECONCILIATION OF CONSOLIDATED GAAP NET EARNINGS

TO CONSOLIDATED NON-GAAP NET EARNINGS

(Unaudited)

(in millions, except per share data)

	Three months ended
	April 27,		April 29,		Percentage
	2012		2011		Change
Net earnings, as reported	$991		$776		28%
Restructuring charges, net	64	(a)	198	(f)
Certain litigation charges, net	57	(b)	(47	)(g)
Acquisition-related items	13	(c)	14	(h)
Impact of authoritative convertible debt guidance on interest expense, net	14	(d)	25	(d)
Physio-Control divestiture-related items	(103	)(e)	—

Non-GAAP net earnings	$1,036		$966	(i)	7%

MEDTRONIC, INC.

RECONCILIATION OF CONSOLIDATED GAAP DILUTED EPS

TO CONSOLIDATED NON-GAAP DILUTED EPS

(Unaudited)

	Three months ended
	April 27,		April 29,		Percentage
	2012		2011		Change
Diluted EPS, as reported	$0.94		$0.72		31%
Restructuring charges, net	0.06	(a)	0.18	(f)
Certain litigation charges, net	0.05	(b)	(0.04	)(g)
Acquisition-related items	0.01	(c)	0.01	(h)
Impact of authoritative convertible debt guidance on interest expense, net	0.01	(d)	0.02	(d)
Physio-Control divestiture-related items	(0.10	)(e)	—

Non-GAAP diluted EPS	$0.99	(1)	$0.90	(1)(i)	10%

(1)	The data in this schedule has been intentionally rounded to the nearest $0.01, and therefore, may not sum.
(a)

The $64 million ($0.06 per share) after-tax ($87 million pre-tax) restructuring charge is the net impact of an $88 million after-tax ($118 million pre-tax) charge related to the fiscal year 2012 initiative, partially offset by a $24 million after-tax ($31 million pre-tax) reversal of excess restructuring reserves related to the fiscal year 2011 initiative. The fiscal year 2012 initiative restructuring charge consisted of employee termination costs, asset write-downs, contract termination fees, and other related costs. The fiscal year 2012 initiative was designed to hold general, administrative and indirect distribution costs flat in certain organizations while prioritizing investment in research and development, sales, and marketing in geographies, businesses, and products where faster growth is anticipated, such as emerging markets and new technologies. The fiscal year 2011 initiative reversal of excess restructuring reserves was due to certain employees identified for elimination finding positions elsewhere within the Company, favorable severance negotiations outside the U.S., and more favorable than expected outcomes in the sub-leasing of previously vacated properties. In addition to disclosing restructuring charges that are determined in accordance with U.S. generally accepted accounting principles (U.S.

GAAP), Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these restructuring charges, net. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these restructuring charges, net when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same or similar to measures presented by other companies.
(b)	The $57 million ($0.05 per share) after-tax ($90 million pre-tax) certain litigation charges, net relates to the agreement in principle to settle the federal securities class action initiated by the Minneapolis Firefighters’ Relief Association in December 2008. During the fourth quarter of fiscal year 2012, Medtronic reached a settlement agreement in principle to resolve all of these class claims for $85 million and incurred $5 million in additional litigation fees as a result of the agreement. In addition to disclosing certain litigation charges, net that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these certain litigation charges. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these certain litigation charges when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same or similar to measures presented by other companies.
(c)	The $13 million ($0.01 per share) after-tax ($13 million pre-tax) acquisition-related items include charges related to the change in fair value of contingent milestone payments associated with acquisitions subsequent to April 29, 2009. In addition to disclosing acquisition-related items that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these acquisition-related items. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these acquisition-related items when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same or similar to measures presented by other companies.
(d)	The Financial Accounting Standards Board (FASB) authoritative guidance for convertible debt accounting has resulted in an after-tax impact to net earnings of $14 million ($0.01 per share) and $25 million ($0.02 per share) for the three months ended April 27, 2012 and April 29, 2011, respectively. The pre-tax impact to interest expense, net was $22 million and $40 million for the three months ended April 27, 2012 and April 29, 2011, respectively. In addition to disclosing the financial statement impact of this authoritative guidance that is determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding the impact of this authoritative guidance. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates the impact of this authoritative guidance when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same or similar to measures presented by other companies.
(e)	The $103 million ($0.10 per share) after-tax ($200 million pre-tax) net gain from Physio-Control divestiture-related items includes a $204 million after-tax ($218 million pre-tax) gain recognized on the sale of Physio-Control on January 30, 2012, partially offset by the reversal of an $84 million deferred income tax benefit recorded in the third quarter of fiscal year 2012 and $17 million of after-tax ($18 million pre-tax) transaction costs. The deferred income tax benefit was recorded in accordance with U.S. GAAP as the Company was required to establish a deferred tax asset on the difference between its tax and book basis in the shares of Physio-Control, up to the expected amount of gain, at the point in time the Company classified Physio-Control as held for sale in the third quarter of fiscal year 2012. In the fourth quarter of fiscal year 2012 when the Company recorded the Physio-Control disposition, the Company wrote-off the deferred tax asset with a corresponding deferred income tax expense. In addition to disclosing Physio-Control divestiture-related items that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding Physio-Control divestiture-related items. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates Physio-Control divestiture-related items when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same or similar to measures presented by other companies.

(f)	The $198 million ($0.18 per share) after-tax ($272 million pre-tax) restructuring charge, net consisted of employee termination costs, asset write-downs, contract termination fees, and other related costs. Included in the employee termination costs were expenses associated with compensation and early retirement benefits provided to certain employees. As part of the asset write-downs, the Company recorded a $9 million after-tax ($11 million pre-tax) expense within cost of products sold related to inventory write-offs of discontinued product lines and production-related asset impairments. The charge includes $2 million after-tax ($2 million pre-tax) of Physio-Control restructuring expense that is included in Physio-Control divestiture-related costs on our consolidated statement of earnings. Additionally, included in the other related costs is an after-tax intangible asset impairment of $12 million ($19 million pre-tax) related to the discontinuance of a product line within the CardioVascular business. The fiscal year 2011 restructuring initiative was designed to restructure the business to align its cost structure to current market conditions and to continue to position the Company for long-term sustainable growth in emerging markets and new technologies. This initiative impacted most businesses and certain corporate functions. In addition to disclosing restructuring charges that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these restructuring charges. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these restructuring charges when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same or similar to measures presented by other companies.
(g)	The $47 million ($0.04 per share) after-tax ($47 million pre-tax) certain litigation charges, net relates to the settlement of certain product litigation involving the Sprint Fidelis family of defibrillation leads. During the fourth quarter of fiscal year 2011, Medtronic renegotiated the terms of the October 15, 2010 agreement resulting in a $47 million reversal of the previously recorded amount. In addition to disclosing certain litigation charges, net that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these certain litigation charges. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these certain litigation charges when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same or similar to measures presented by other companies.
(h)	The $14 million ($0.01 per share) after-tax ($14 million pre-tax) acquisition-related items include charges related to the change in fair value of contingent milestone payments associated with acquisitions subsequent to April 29, 2009. In addition to disclosing acquisition-related items that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these acquisition-related items. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these acquisition-related items when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same or similar to measures presented by other companies.
(i)	Included in our non-GAAP net earnings is $17 million ($0.02 per share and $25 million pre-tax) after-tax income from the operations of the Physio-Control business for the three months ended April 29, 2011, which are included in earnings from discontinued operations on our consolidated statements of earnings. The Company has included this income in its non-GAAP net earnings as the disposition did not occur until the beginning of the fourth quarter of fiscal year 2012 and thus the income was earned through the operations of the Company. Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the net impact of including the operating income of the Physio-Control business. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same or similar to measures presented by other companies.

MEDTRONIC, INC.

RECONCILIATION OF CONSOLIDATED GAAP NET EARNINGS

TO CONSOLIDATED NON-GAAP NET EARNINGS

(Unaudited)

(in millions, except per share data)

	Fiscal year ended
	April 27, 2012		April 29, 2011		Percentage Change
Net earnings, as reported	$3,617		$3,096		17%
Restructuring charges, net	64	(a)	198	(g)
Certain litigation charges, net	57	(b)	243	(h)
Certain acquisition-related items	45	(c)	(9	)(i)
Impact of authoritative convertible debt guidance on interest expense, net	53	(d)	106	(d)
Physio-Control divestiture-related items	(170	)(e)	—
Executive separation costs	—		9	(j)

Non-GAAP net earnings	$3,666	(f)	$3,643	(f)	1%

MEDTRONIC, INC.

RECONCILIATION OF CONSOLIDATED GAAP DILUTED EPS

TO CONSOLIDATED NON-GAAP DILUTED EPS

(Unaudited)

	Fiscal year ended
	April 27, 2012		April 29, 2011		Percentage Change
Diluted EPS, as reported	$3.41		$2.86		19%
Restructuring charges, net	0.06	(a)	0.18	(g)
Certain litigation charges, net	0.05	(b)	0.22	(h)
Certain acquisition-related items	0.04	(c)	(0.01	)(i)
Impact of authoritative convertible debt guidance on interest expense, net	0.05	(d)	0.10	(d)
Physio-Control divestiture-related items	(0.16	)(e)	—
Executive separation costs	—		0.01	(j)

Non-GAAP diluted EPS	$3.46	(1)(f)	$3.37	(1)(f)	3%

Note:	The data in this schedule has been intentionally rounded and therefore the first, second, third, and fourth quarter data may not sum to the fiscal year to date totals.
(1)	The data in this schedule has been intentionally rounded to the nearest $0.01, and therefore, may not sum.
(a)

The $64 million ($0.06 per share) after-tax ($87 million pre-tax) restructuring charge is the net impact of an $88 million after-tax ($118 million pre-tax) charge related to the fiscal year 2012 initiative, partially offset by a $24 million after-tax ($31 million pre-tax) reversal of excess restructuring reserves related to the fiscal year 2011 initiative. The fiscal year 2012 initiative restructuring charge consisted of employee termination costs, asset write-downs, contract termination fees, and other related costs. The fiscal year 2012 initiative was designed to hold general, administrative and indirect distribution costs flat in certain organizations while prioritizing investment in research and development, sales, and marketing in geographies, businesses, and products where faster growth is anticipated, such as emerging markets and new technologies. The fiscal year 2011 initiative reversal of excess restructuring reserves was due to certain employees identified for elimination finding positions elsewhere within the Company, favorable severance negotiations outside the U.S., and more favorable than expected outcomes in the sub-leasing of previously vacated properties. In addition to disclosing restructuring charges that are determined in accordance with U.S. generally accepted accounting principles (U.S. GAAP), Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these restructuring charges, net. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these restructuring charges, net when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same or similar to measures presented by other companies.
(b)	The $57 million ($0.05 per share) after-tax ($90 million pre-tax) certain litigation charges, net relates to the agreement in principle to settle the federal securities class action initiated by the Minneapolis Firefighters’ Relief Association in December 2008. During the fourth quarter of fiscal year 2012, Medtronic reached a settlement agreement in principle to resolve all of these class claims for $85 million and incurred $5 million in additional litigation fees as a result of the agreement. In addition to disclosing certain litigation charges, net that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these certain litigation charges. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these certain litigation charges when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same or similar to measures presented by other companies.
(c)	The $45 million ($0.04 per share) after-tax ($45 million pre-tax) certain acquisition-related items include charges related to the change in fair value of contingent milestone payments associated with acquisitions subsequent to April 29, 2009. In addition to disclosing acquisition-related items that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these acquisition-related items. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these acquisition-related items when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same or similar to measures presented by other companies.
(d)	The Financial Accounting Standards Board (FASB) authoritative guidance for convertible debt accounting has resulted in an after-tax impact to net earnings of $53 million ($0.05 per share) and $106 million ($0.10 per share) for the fiscal years ended April 27, 2012 and April 29, 2011, respectively. The pre-tax impact to interest expense, net was $85 million and $170 million for the fiscal years ended April 27, 2012 and April 29, 2011, respectively. In addition to disclosing the financial statement impact of this authoritative guidance that is determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding the impact of this authoritative guidance. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates the impact of this authoritative guidance when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same or similar to measures presented by other companies.
(e)	The $170 million ($0.16 per share) after-tax ($176 million pre-tax) net gain from Physio-Control divestiture-related items includes a $204 million after-tax ($218 million pre-tax) gain recognized on the sale of Physio-Control, partially offset by $34 million of after-tax ($42 million pre-tax) transaction costs. In addition to disclosing Physio-Control divestiture-related items that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding Physio-Control divestiture-related items. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates Physio-Control divestiture-related items when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same or similar to measures presented by other companies.

(f)	Included in our non-GAAP net earnings is $32 million ($0.03 per share and $48 million pre-tax) and $43 million ($0.04 per share and $64 million pre-tax) after-tax income from the operations of the Physio-Control business for the fiscal years ended April 27, 2012 and April 29, 2011, respectively, which are included in earnings from discontinued operations on our consolidated statements of earnings. The Company has included this income in its non-GAAP net earnings as the disposition did not occur until the beginning of the fourth quarter of fiscal year 2012 and thus the income was earned through the operations of the Company. Additionally, included in our non-GAAP net earnings for the fiscal year ended April 27, 2012 is a $5 million after-tax ($5 million pre-tax) charge for transaction costs incurred related to the acquisitions of Salient Surgical Technologies, Inc. (Salient) and PEAK Surgical, Inc. (PEAK), and a non-cash gain of $38 million after-tax ($38 million pre-tax) related to previously held investments in Salient and PEAK, which are included in acquisition-related items on our consolidated statements of earnings. The Company has included these items in its non-GAAP net earnings to offset the dilution to fiscal year 2012 net earnings in the second half of this fiscal year from Salient and PEAK operations. Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider income from the operations of the Physio-Control business and the net impact of the Salient and PEAK acquisitions. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same or similar to measures presented by other companies.
(g)	The $198 million ($0.18 per share) after-tax ($272 million pre-tax) restructuring charge, net consisted of employee termination costs, asset write-downs, contract termination fees, and other related costs. Included in the employee termination costs were expenses associated with compensation and early retirement benefits provided to certain employees. As part of the asset write-downs, the Company recorded a $9 million after-tax ($11 million pre-tax) expense within cost of products sold related to inventory write-offs of discontinued product lines and production-related asset impairments. The charge includes $2 million after-tax ($2 million pre-tax) of Physio-Control restructuring expense that is included in Physio-Control divestiture-related costs on our consolidated statement of earnings. Additionally, included in the other related costs is an after-tax intangible asset impairment of $12 million ($19 million pre-tax) related to the discontinuance of a product line within the CardioVascular business. The fiscal year 2011 restructuring initiative was designed to restructure the business to align its cost structure to current market conditions and to continue to position the Company for long-term sustainable growth in emerging markets and new technologies. This initiative impacted most businesses and certain corporate functions. In addition to disclosing restructuring charges that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these restructuring charges. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these restructuring charges when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same or similar to measures presented by other companies.
(h)	The $243 million ($0.22 per share) after-tax ($245 million pre-tax) certain litigation charges, net relate primarily to a settlement involving the Sprint Fidelis family of defibrillation leads and accounting charges for Other Matters litigation. The Sprint Fidelis settlement relates to the resolution of certain outstanding product litigation related to the Sprint Fidelis family of defibrillation leads that were subject to a field action announced October 15, 2007. The terms of the agreement stipulate Medtronic will pay plaintiffs to settle substantially all pending U.S. lawsuits and claims, subject to certain conditions. In addition to disclosing certain litigation charges, net that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these certain litigation charges. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these certain litigation charges when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same or similar to measures presented by other companies.
(i)

The $9 million ($0.01 per share) after-tax ($14 million pre-tax charge) certain acquisition-related items, net gain included an $85 million after-tax ($85 million pre-tax) gain resulting from the acquisition of Ardian, Inc. (Ardian) partially offset by $39 million after-tax ($55 million pre-tax) of certain acquisition-related costs, $11 million after-tax ($15 million pre-tax) IPR&D charge related to the NeuroPace, Inc. (NeuroPace) cross-licensing agreement, $12 million after-tax ($15 million pre-tax) of IPR&D charges related to asset purchases in the CardioVascular and Surgical Technologies businesses, and $14 million after-tax ($14 million pre-tax) related to the change in fair value of contingent milestone payments associated with acquisitions subsequent to April 29, 2009. As a result of the Ardian acquisition, in accordance with the FASB authoritative guidance on business combinations, Medtronic recognized an $85 million gain resulting from its previously held 11.3 percent ownership position. The certain acquisition-related costs included legal fees, severance costs, change in control costs, banker fees, other professional services fees, and contract termination costs of $16 million after-tax ($24 million pre-tax) related to the acquisition of ATS Medical Inc. and $23 million after-tax ($31 million pre-tax) related to the acquisitions of Osteotech, Inc. and Ardian that were expensed in the period. The NeuroPace IPR&D charge related to a milestone payment under existing terms of a royalty bearing, non-exclusive patent cross-licensing agreement with NeuroPace that the Company entered into in the first quarter of fiscal year 2006. In the above IPR&D charges, product commercialization had not yet been achieved. As a result, in accordance with the FASB authoritative guidance these charges were immediately expensed as IPR&D since technological feasibility had not yet been reached and such technology had no future alternative use. In addition to disclosing certain acquisition-related items that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding certain acquisition-related items. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates certain acquisition-related items when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same or similar to measures presented by other companies.
(j)	The $9 million ($0.01 per share) after-tax ($14 million pre-tax) executive separation costs include costs associated with the transition and retirement of Chief Executive Officer, William Hawkins. These costs were included in selling, general, and administrative expense on our consolidated statements of earnings. In addition to disclosing executive separation costs that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these executive separation costs. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates the impact of these executive separation costs when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same or similar to measures presented by other companies.

MEDTRONIC, INC.

RECONCILIATION OF WORLDWIDE REVENUE GROWTH TO CONSTANT CURRENCY GROWTH

(Unaudited)

(in millions)

	Three months ended			Currency Impact		Constant
	April 27,	April 29,	Reported	on Growth (a)		Currency
	2012	2011	Growth	Dollar	Percentage	Growth (a)
Reported Revenue:
Pacing Systems	$492	$506	(3)%	$(5)	(1)%	(2)%
Defibrillation Systems	744	760	(2)	(10)	(1)	(1)
AF & Other	59	49	20	(2)	(4)	24

Cardiac Rhythm Disease Management	1,295	1,315	(2)	(17)	(2)	—

Coronary	450	404	11	(4)	(1)	12
Structural Heart	289	274	5	(5)	(2)	7
Endovascular & Peripheral	219	201	9	(3)	(1)	10

CardioVascular	958	879	9	(12)	(1)	10

Cardiac & Vascular Group	2,253	2,194	3	(29)	(1)	4

Core Spinal	629	648	(3)	(2)	—	(3)
Biologics	189	227	(17)	(1)	(1)	(16)

Spinal	818	875	(7)	(3)	(1)	(6)

Neuromodulation	463	432	7	(4)	(1)	8
Diabetes	392	368	7	(4)	(1)	8
Surgical Technologies	371	298	24	(2)	(1)	25

Restorative Therapies Group	2,044	1,973	4	(13)	—	4

Total	$4,297	$4,167	3%	$(42)	(1)%	4%

(a)	Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on revenue. In addition, Medtronic management uses results of operations before currency translation to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP.

MEDTRONIC, INC.

RECONCILIATION OF WORLDWIDE REVENUE GROWTH TO CONSTANT CURRENCY GROWTH

(Unaudited)

(in millions)

	Fiscal year ended			Currency Impact		Constant
	April 27,	April 29,	Reported	on Growth (a)		Currency
	2012	2011	Growth	Dollar	Percentage	Growth (a)
Reported Revenue:
Pacing Systems	$1,978	$1,901	4%	$47	2%	2%
Defibrillation Systems	2,822	2,962	(5)	47	1	(6)
AF & Other	207	147	41	2	2	39

Cardiac Rhythm Disease Management	5,007	5,010	—	96	2	(2)

Coronary	1,598	1,466	9	42	3	6
Structural Heart	1,094	977	12	21	2	10
Endovascular & Peripheral	783	666	18	15	3	15

CardioVascular	3,475	3,109	12	78	3	9

Cardiac & Vascular Group	8,482	8,119	4	174	2	2

Core Spinal	2,467	2,530	(2)	41	2	(4)
Biologics	800	884	(10)	3	—	(10)

Spinal	3,267	3,414	(4)	44	2	(6)

Neuromodulation	1,700	1,592	7	21	2	5
Diabetes	1,481	1,347	10	18	1	9
Surgical Technologies	1,254	1,036	21	16	2	19

Restorative Therapies Group	7,702	7,389	4	99	1	3

Total	$16,184	$15,508	4%	$273	1%	3%

(a)	Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on revenue. In addition, Medtronic management uses results of operations before currency translation to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP.

MEDTRONIC, INC.

RECONCILIATION OF INTERNATIONAL REVENUE GROWTH TO CONSTANT CURRENCY GROWTH

(Unaudited)

(in millions)

	Three months ended			Currency Impact		Constant
	April 27,	April 29,	Reported	on Growth (a)		Currency
	2012	2011	Growth	Dollar	Percentage	Growth (a)
Reported Revenue:
Pacing Systems	$287	$299	(4)%	$(5)	(2)%	(2)%
Defibrillation Systems	327	335	(2)	(10)	(3)	1
AF & Other	31	31	—	(2)	(6)	6

Cardiac Rhythm Disease Management	645	665	(3)	(17)	(3)	—

Coronary	325	303	7	(4)	(2)	9
Structural Heart	186	173	8	(5)	(2)	10
Endovascular & Peripheral	132	114	16	(3)	(2)	18

CardioVascular	643	590	9	(12)	(2)	11

Cardiac & Vascular Group	1,288	1,255	3	(29)	(2)	5

Core Spinal	235	219	7	(2)	(1)	8
Biologics	26	25	4	(1)	(4)	8

Spinal	261	244	7	(3)	(1)	8

Neuromodulation	148	146	1	(4)	(3)	4
Diabetes	154	140	10	(4)	(3)	13
Surgical Technologies	147	119	24	(2)	(1)	25

Restorative Therapies Group	710	649	9	(13)	(2)	11

Total	$1,998	$1,904	5%	$(42)	(2)%	7%

(a)	Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on revenue. In addition, Medtronic management uses results of operations before currency translation to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP.

MEDTRONIC, INC.

RECONCILIATION OF INTERNATIONAL REVENUE GROWTH TO CONSTANT CURRENCY GROWTH

(Unaudited)

(in millions)

	Fiscal year ended			Currency Impact		Constant
	April 27,	April 29,	Reported	on Growth (a)		Currency
	2012	2011	Growth	Dollar	Percentage	Growth (a)
Reported Revenue:
Pacing Systems	$1,140	$1,089	5%	$47	5%	—%
Defibrillation Systems	1,175	1,131	4	47	4	—
AF & Other	108	100	8	2	2	6

Cardiac Rhythm Disease Management	2,423	2,320	4	96	4	—

Coronary	1,215	1,084	12	42	4	8
Structural Heart	696	604	15	21	3	12
Endovascular & Peripheral	461	395	17	15	4	13

CardioVascular	2,372	2,083	14	78	4	10

Cardiac & Vascular Group	4,795	4,403	9	174	4	5

Core Spinal	871	786	11	41	5	6
Biologics	96	75	28	3	4	24

Spinal	967	861	12	44	5	7
Neuromodulation	530	484	10	21	5	5
Diabetes	575	484	19	18	4	15
Surgical Technologies	489	404	21	16	4	17

Restorative Therapies Group	2,561	2,233	15	99	5	10

Total	$7,356	$6,636	11%	$273	4%	7%

(a)	Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on revenue. In addition, Medtronic management uses results of operations before currency translation to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP.

MEDTRONIC, INC.

RECONCILIATION OF EMERGING MARKET REVENUE GROWTH TO CONSTANT CURRENCY GROWTH

(Unaudited)

(in millions)

	Three months ended			Currency Impact			Constant
	April 27,	April 29,	Reported	on Growth (a)			Currency
	2012	2011	Growth	Dollar	Percentage		Growth (a)
Emerging Market Revenue (b)	$463	$390	19%	$(6)	(1	) %	20%

(a)	Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on revenue. In addition, Medtronic management uses results of operations before currency translation to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP.
(b)	Emerging Market Revenue includes revenue from certain countries located in Central and Eastern Europe, Middle East, Africa, Latin America, and Asia (excluding Japan and Korea).

MEDTRONIC, INC.

RECONCILIATION OF SURGICAL TECHNOLOGIES REVENUE GROWTH TO CONSTANT CURRENCY

REVENUE GROWTH ADJUSTED FOR REVENUE FROM ADVANCED ENERGY BUSINESS

(Unaudited)

(in millions)

	Three months ended		Three months ended	Percentage
	April 27, 2012		April 29, 2011	Change
Surgical Technologies revenue, as reported	$371		$298	24%
Foreign currency impact	2		—
Advanced Energy business revenue	(34)		—

Surgical Technologies revenue, adjusted	$339	(a)	$298	14%

(a)	Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation and the Advanced Energy business on Surgical Technologies’ revenue growth. In addition, Medtronic management uses Surgical Technologies revenue adjusted for foreign currency translation and the Advanced Energy business to evaluate operational performance of the Company. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP.

MEDTRONIC, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	April 27, 2012	April 29, 2011
	(in millions, except per share data)
ASSETS
Current assets:
Cash and cash equivalents	$1,248	$1,382
Short-term investments	1,344	1,046
Accounts receivable, less allowances of $100 and $96, respectively	3,808	3,761
Inventories	1,800	1,619
Deferred tax assets, net	963	523
Prepaid expenses and other current assets	675	561
Assets held for sale	—	258

Total current assets	9,838	9,150
Property, plant, and equipment, net	2,473	2,488
Goodwill	9,934	9,520
Other intangible assets, net	2,647	2,725
Long-term investments	7,705	6,116
Long-term deferred tax assets, net	181	314
Other assets	305	362

Total assets	$33,083	$30,675

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term borrowings	$3,274	$1,723
Accounts payable	565	495
Accrued compensation	912	874
Accrued income taxes	65	50
Deferred tax liabilities, net	33	7
Other accrued expenses	1,008	1,489
Liabilities held for sale	—	88

Total current liabilities	5,857	4,726
Long-term debt	7,359	8,112
Long-term accrued compensation and retirement benefits	759	480
Long-term accrued income taxes	1,005	496
Long-term deferred tax liabilities, net	611	461
Other long-term liabilities	379	432

Total liabilities	15,970	14,707
Commitments and contingencies
Shareholders’ equity:
Preferred stock—par value $1.00; 2.5 million shares authorized, none outstanding	—	—
Common stock—par value $0.10; 1.6 billion shares authorized, 1,037,194,934 and 1,070,162,109 shares issued and outstanding, respectively	104	107
Retained earnings	17,482	16,085
Accumulated other comprehensive loss	(473)	(224)

Total shareholders’ equity	17,113	15,968

Total liabilities and shareholders’ equity	$33,083	$30,675

MEDTRONIC, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Fiscal Year
	2012	2011	2010
(in millions)
Operating Activities:
Net earnings	$3,617	$3,096	$3,099
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	862	804	772
Amortization of discount on senior convertible notes	85	171	167
Gain on sale of Physio-Control	(218)	—	—
Acquisition-related items	45	44	11
Provision for doubtful accounts	66	47	36
Deferred income taxes	14	153	144
Stock-based compensation	161	198	225
Change in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	(252)	(342)	(271)
Inventories	(185)	(101)	158
Accounts payable and accrued liabilities	182	(37)	225
Other operating assets and liabilities	155	(532)	130
Certain litigation charges, net	90	245	374
Certain litigation payments	(241)	(5)	(939)

Net cash provided by operating activities	4,381	3,741	4,131

Investing Activities:
Acquisitions, net of cash acquired	(617)	(1,332)	(350)
Proceeds from divestiture of Physio-Control	386	—	—
Purchases of intellectual property	(15)	(47)	(62)
Additions to property, plant, and equipment	(513)	(501)	(573)
Purchases of marketable securities	(8,080)	(6,249)	(7,478)
Sales and maturities of marketable securities	6,104	6,443	3,791
Other investing activities, net	55	(129)	(87)

Net cash used in investing activities	(2,680)	(1,815)	(4,759)

Financing Activities:
Change in short-term borrowings, net	(585)	1,621	(444)
Issuance of long-term debt	1,210	1,000	3,000
Payments on long-term debt	(24)	(2,603)	(20)
Dividends to shareholders	(1,021)	(969)	(907)
Issuance of common stock	96	85	165
Repurchase of common stock	(1,440)	(1,140)	(1,030)

Net cash provided by (used in) financing activities	(1,764)	(2,006)	764

Effect of exchange rate changes on cash and cash equivalents	(71)	62	(7)

Net change in cash and cash equivalents	(134)	(18)	129

Cash and cash equivalents at beginning of period	1,382	1,400	1,271

Cash and cash equivalents at end of period	$1,248	$1,382	$1,400

Supplemental Cash Flow Information
Cash paid for:
Income taxes	$454	$826	$571
Interest	346	447	386
Supplemental noncash financing activities:
Reclassification of senior notes from long-term to short-term debt	—	—	400
Reclassification of senior convertible notes from long-term to short-term debt	2,200	—	2,200